Exhibit 4.3

Execution Version

PUBLIC STORAGE OPERATING COMPANY

AS ISSUER

PUBLIC STORAGE

AS GUARANTOR

AND

COMPUTERSHARE TRUST COMPANY, N.A.

(AS SUCCESSOR TO WELLS FARGO BANK, NATIONAL ASSOCIATION)

AS TRUSTEE

EIGHTEENTH SUPPLEMENTAL INDENTURE

Dated as of April 16, 2024

$300,000,000 5.350% SENIOR NOTES DUE 2053

SUPPLEMENT TO INDENTURE

DATED AS OF SEPTEMBER 18, 2017, AS SUPPLEMENTED BY THE SIXTEENTH

SUPPLEMENTAL INDENTURE, DATED AS OF AUGUST 14, 2023, AMONG

PUBLIC STORAGE OPERATING COMPANY (AS ISSUER)

PUBLIC STORAGE (AS GUARANTOR)

AND

COMPUTERSHARE TRUST COMPANY, N.A.

(AS SUCCESSOR TO WELLS FARGO BANK, NATIONAL ASSOCIATION)

(AS TRUSTEE)

EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of April 16, 2024 (this “Eighteenth Supplemental Indenture”), among PUBLIC STORAGE OPERATING COMPANY, a Maryland real estate investment trust (the “Issuer”), having its principal executive office located at 701 Western Avenue, Glendale, CA 91201, PUBLIC STORAGE, a Maryland real estate investment trust (the “Guarantor”), and COMPUTERSHARE TRUST COMPANY, N.A., as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”), which supplements that certain Indenture, dated as of September 18, 2017, as supplemented by the Sixteenth Supplemental Indenture, dated as of August 14, 2023, among the Issuer, the Guarantor and the Trustee (the “Base Indenture,” and together with this Eighteenth Supplemental Indenture, the “Indenture”).

RECITALS

WHEREAS, the Issuer has duly authorized the execution and delivery of the Base Indenture to the Trustee to provide for the issuance from time to time for its lawful purposes of debt securities evidencing the Issuer’s debentures, Notes or other evidences of indebtedness.

WHEREAS, Section 301 of the Base Indenture provides that by means of a supplemental indenture the Issuer may create one or more series of the Issuer’s debt securities and establish the form, terms and provisions thereof.

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Fifteenth Supplemental Indenture dated as of July 26, 2023 (the “Fifteenth Supplemental Indenture”), pursuant to which the Issuer issued $600,000,000 aggregate principal amount of its 5.350% Senior Notes due 2053 (the “Initial Notes”).

WHEREAS, the Guarantor executed and delivered to the Trustee the Sixteenth Supplemental Indenture dated as of August 14, 2023, pursuant to which, among other things, the Guarantor has guaranteed the Initial Notes.

WHEREAS, Section 1.4(f) of the Fifteenth Supplemental Indenture provides, among other things, that Additional Notes may be created and issued from time to time by the Issuer, subject to conditions set forth in the Fifteenth Supplemental Indenture.

WHEREAS, the Issuer intends by this Eighteenth Supplemental Indenture to issue $300,000,000 in aggregate principal amount of Additional Notes (such Additional Notes, the “Additional Notes” and, together with the Initial Notes, the “Notes”).

WHEREAS, the consent of Holders to the execution and delivery of this Eighteenth Supplemental Indenture is not required, and all other actions required to be taken under the Base Indenture with respect to this Eighteenth Supplemental Indenture have been taken.

WHEREAS, Section 610 of the Base Indenture provides that any corporation succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties thereto, provided such corporation shall be otherwise qualified and eligible under Article Six of the Base Indenture.

WHEREAS, Computershare Trust Company, N.A. on November 1, 2021 purchased all or substantially all of the corporate trust business of Wells Fargo Bank, National Association, and is qualified and eligible to act as trustee under the Indenture.

NOW, THEREFORE IT IS AGREED:

ARTICLE ONE

DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Eighteenth Supplemental Indenture shall have the meanings ascribed to them in the Fifteenth Supplemental Indenture.

Section 1.2 Additional Notes. As of the date hereof, the Issuer hereby creates and issues the Additional Notes under the Fifteenth Supplemental Indenture and this Eighteenth Supplemental Indenture. The Additional Notes shall be consolidated with, and shall form a single series with, the Initial Notes and shall have the same terms and conditions as the Initial Notes in all respects, except for the issue date, the issue price, the payment of interest accruing prior to the issue date of the Additional Notes and the first Interest Payment Date (as defined below).

Section 1.3 Form of the Notes. The Additional Notes will be issued in the form of one or more permanent fully registered global securities (the “Global Note”) that will be deposited with, or on behalf of the Depository, and registered in the name of the Depository or its nominee, as the case may be, subject to Section 305 of the Base Indenture. So long as the Depository, or its nominee, is the registered owner of the Global Note, the Depository or its nominee, as the case may be, will be considered the sole Holder of the Additional Notes represented by the Global Note for all purposes under the Indenture.

Section 1.4 Terms and Provisions of the Notes. The Additional Notes shall be governed by all of the terms and provisions of the Base Indenture, as supplemented by the Fifteenth Supplemental Indenture and this Eighteenth Supplemental Indenture, and in particular, the following provisions shall be terms of the Additional Notes:

(a) Registration and Form. The Additional Notes shall be issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Additional Note shall be dated the date of its authentication and the Additional Notes shall be substantially in the form of Exhibit A attached hereto.

(b) Payment of Principal and Interest. All payments of principal, premiums, if any, and interest in respect of the Global Notes will be made by the Issuer in immediately available funds to the Depository or its nominee, as the case may be, as the Holder of each of the Global Notes. The Additional Notes shall mature, and the unpaid principal thereon, shall be payable, on August 1, 2053, subject to the provisions of the Base Indenture. The rate per annum at which interest shall be payable on the Additional Notes shall be 5.350%. Interest on the Additional Notes will be payable semi-annually in arrears on each February 1 and August 1, commencing August 1, 2024 (each, an “Interest Payment Date”) and on the Stated Maturity as specified in this Section 1.4(b), to the Persons in whose names the Additional Notes are registered in the Security Register applicable to the Additional Notes at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding each Interest Payment Date. Interest on the Additional Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Additional Notes shall accrue from February 1, 2024.

(c) Sinking Fund. There shall be no sinking fund provided for the Additional Notes.

(d) Redemption at the Option of the Issuer.

(1) Prior to the Par Call Date, the Issuer shall have the option to redeem the Additional Notes at any time in whole, or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(x) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Additional Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the Redemption Date, and

(y) 100% of the principal amount of the Additional Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(2) On or after the Par Call Date, the Issuer shall have the option to redeem the Additional Notes at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Additional Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(3) Notwithstanding the foregoing, if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Additional Notes for redemption). The Issuer shall not redeem the Additional Notes pursuant to Section 1.4(d)(1) or (2) on any date if the principal amount of the Additional Notes has been accelerated, and such acceleration has not been rescinded or annulled on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Additional Notes to be redeemed).

(e) Payment of Notes Called for Redemption by the Issuer.

(1) If notice of redemption has been given at least 10 days but not more than 60 days prior to the Redemption Date to each Holder of Additional Notes to be redeemed as otherwise provided in Article Eleven of the Base Indenture (as amended by the Fifteenth Supplemental Indenture and this Eighteenth Supplemental Indenture), the Additional Notes or portion of Additional Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Additional Notes at the Redemption Price, so long as the Paying Agent holds funds irrevocably deposited with it sufficient to pay the Redemption Price of the Additional Notes to be redeemed on the Redemption Date, then (a) such Additional Notes will cease to be Outstanding on and after the date of the deposit, (b) interest on the Additional Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date, and (c) the Holders of the Additional Notes being redeemed shall have no right in respect of such Additional Notes except the right to receive the Redemption Price thereof. On surrender of such Additional Notes at the place of payment specified in such notice, the said Additional Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

(2) The Notes will not be convertible or exchangeable for any other security or property.

(f) Additional Issues. The Issuer may, from time to time, without the consent of or notice to the Holders of the Additional Notes, create and issue further notes having the same terms and conditions as the Notes in all respects, except for the issue date and, to the extent applicable, the issue price, the payment of interest accruing prior to the issue date and the first Interest Payment Date. Additional notes issued in this manner shall be consolidated with, and shall form a single series with, the previously outstanding Notes; provided, however, that the issuance of such additional notes will not be so consolidated for United States federal income tax purposes unless such issuance constitutes a “qualified reopening” within the meaning of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

Section 1.5 Book-Entry Provisions. This Section 1.5 shall apply only to the Global Notes deposited with or on behalf of the Depository.

(a) The Issuer shall execute and the Trustee shall, in accordance with this Section 1.5 and Section 303 of the Base Indenture, authenticate and deliver the Global Notes that shall be registered in the name of the Depository or its nominee and shall be held by the Trustee as custodian for the Depository.

(b) Participants of the Depository shall have no rights either under the Indenture or with respect to the Global Notes. The Depository or its nominee, as applicable, shall be treated by the Issuer, any future Guarantor, the Trustee and any agent of the Issuer, any future Guarantor or the Trustee as the absolute owner and Holder of each such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any future Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or its nominee, as applicable, or impair, as between the Depository and its participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

ARTICLE TWO

ADDITIONAL COVENANTS FOR BENEFIT OF HOLDERS OF NOTES

In addition to the covenants set forth in the Base Indenture, the Issuer hereby further covenants as follows, the following covenants being for the sole benefit of the Holders of the Notes:

Section 2.1 Limitations on Incurrence of Debt.

(a) Aggregate Debt Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and any other Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Debt and the application of the proceeds from such Debt and such other Debt on a pro forma basis, the aggregate principal amount of the Issuer’s Debt would exceed 65% of the sum of the following (without duplication): (1) the Issuer’s Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Issuer or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).

(b) Secured Debt Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and any other Secured Debt incurred or repaid since the end of the most recent Reporting Date prior to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt and such other Secured Debt on a pro forma basis, the aggregate principal amount of the Issuer’s Secured Debt would exceed 50% of the sum of the following (without duplication): (1) the Issuer’s Total Assets as of such Reporting Date; (2) the aggregate purchase price of any assets acquired, and the aggregate amount of proceeds received from any incurrence of other Debt and any securities offering proceeds received (to the extent such proceeds were not used to acquire assets or used to reduce Debt), by the Issuer or any of its Subsidiaries since the end of the most recent Reporting Date prior to the incurrence of such Debt; and (3) the proceeds or assets obtained from the incurrence of such Secured Debt and other securities issued as part of the same transaction on a pro forma basis (including assets to be acquired in exchange for debt assumption and security issuance as in the case of a merger).

(c) Debt Service Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the ratio of Adjusted EBITDA to Interest Expense for the four (4) consecutive fiscal quarters ended on the most recent Reporting Date prior to the incurrence of such Debt would be less than 1.50 to 1.00, and calculated on the following assumptions (without duplication): (1) such Debt and any other Debt incurred since such Reporting Date and outstanding on the date of determination had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such four-quarter period; (2) the repayment or retirement of any other Debt since such Reporting Date had occurred on the first day of such four-quarter period; and (3) in the case of any acquisition or disposition by the Issuer or any of its Subsidiaries of any asset or group of assets since such Reporting Date, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such four-quarter period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If any Debt incurred during the period from such Reporting Date to the date of determination bears interest at a floating rate, then, for purposes of calculating the Interest Expense, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate during such interim period had been the applicable rate for the entire relevant four-quarter period. For purposes of the foregoing, Debt will be deemed to be incurred by a Person whenever such Person creates, assumes, guarantees or otherwise becomes liable in respect thereof.

(d) Maintenance of Total Unencumbered Assets. As of each Reporting Date, the Issuer’s Unencumbered Assets will not be less than 125% of the Issuer’s Unsecured Debt.

Section 2.2 Guarantee. The payment of principal, interest and all other obligations when due on the Additional Notes is hereby fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis, as set out in Article Sixteen of the Base Indenture.

Section 2.3 Covenant Defeasance and Waiver of Covenant. The covenants set forth in Section 2.1 shall be subject to covenant defeasance under Section 402(3) of the Base Indenture and subject to waiver under Section 1006 thereof.

Section 2.4 Merger, Consolidation or Sale. The Issuer or the Guarantor may consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of their respective property and assets to, any other entity, provided that:

(1)

the Issuer or the Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Issuer or the Guarantor, as the case may be) formed by or resulting from such consolidation or merger or which shall have received such sale, assignment, conveyance, transfer or lease of property and assets shall be an entity domiciled in the United States of America, any state thereof or the District of

Columbia and shall expressly assume by supplemental indenture (a) in the case of the Issuer, payment of the principal of and interest on all of the Notes, or in the case of the Guarantor, all obligations of the Guarantor under the guarantee, and (b) in each case, the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

(2)

immediately after giving effect to the transaction and treating the Pro Rata Share of any indebtedness which becomes the obligation of the Issuer or the Guarantor, as the case may be, or the obligation of a Subsidiary or any of its unconsolidated joint ventures as a result thereof and is not repaid substantially concurrently with the transaction as having been incurred by the Issuer or the Guarantor, as the case may be, or that Subsidiary or that unconsolidated joint venture at the time of the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)	an Officer’s Certificate and Opinion of Counsel covering these conditions is delivered to the Trustee.

ARTICLE THREE

TRUSTEE

Section 3.1 Trustee. The Trustee is appointed as the principal paying agent, transfer agent and registrar for the Additional Notes and for the purposes of Section 1002 of the Base Indenture. The Additional Notes may be presented for payment at the Corporate Trust Office of the Trustee or at any other agency as may be appointed from time to time by the Issuer in the continental United States. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighteenth Supplemental Indenture or the due execution hereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer, and the Trustee assumes no responsibility for the correctness thereof.

Section 3.2 Preferential Collection of Claims. If the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor). The Trustee is permitted to engage in other transactions with the Issuer and its Affiliates. If, however, it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the Notes, it must eliminate that conflict or resign, subject to its right under the Trust Indenture Act to seek a stay of its duty to resign.

Section 3.3 Calculation with Respect to the Notes. The Issuer shall be responsible for making all calculations required under the Fifteenth Supplemental Indenture, this Eighteenth Supplemental Indenture or with respect to the Additional Notes. The Issuer will make such calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on the Trustee and the Holders of the Additional Notes. The Issuer shall provide a schedule of its calculations to the Trustee promptly after it makes such calculations, and the Trustee shall be entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of the Additional Notes upon request of the Issuer.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

Section 4.1 Ratification of Base Indenture. This Eighteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, as supplemented by the Fifteenth Supplemental Indenture, and as further supplemented and modified hereby, the Base Indenture and the Fifteenth Supplemental Indenture are in all respects ratified and confirmed, and the Base Indenture, the Fifteenth Supplemental Indenture and this Eighteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event of a conflict between the language of this Eighteenth Supplemental Indenture, the Fifteenth Supplemental Indenture and/or the Base Indenture, the language of this Eighteenth Supplemental Indenture shall control.

Section 4.2 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.3 Successors and Assigns. All covenants and agreements in this Eighteenth Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 4.4 Separability Clause. In case any one or more of the provisions contained in this Eighteenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.5 Governing Law. The Base Indenture and this Eighteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. This Eighteenth Supplemental Indenture is subject to the provisions of the Trust Indenture Act, that are required to be part of this Eighteenth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 4.6 Counterparts. This Eighteenth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Eighteenth Supplemental Indenture (or any document executed in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. For the avoidance of doubt, the Trustee shall authenticate the Notes by manual signature and the Issuer shall execute the Notes by manual signature.

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed all as of the day and year first above written.

PUBLIC STORAGE OPERATING COMPANY as Issuer

By:	/s/ H. Thomas Boyle
	Name:	H. Thomas Boyle
	Title:	Senior Vice President and Chief Financial and Investment Officer

PUBLIC STORAGE as Guarantor

By:	/s/ H. Thomas Boyle
	Name:	H. Thomas Boyle
	Title:	Senior Vice President and Chief Financial and Investment Officer

[Signature Page to Eighteenth Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Chriss Reichow
Name: Chriss Reichow
Title: Assistant Vice President

[Signature Page to Eighteenth Supplemental Indenture]

EXHIBIT A

Form of 5.350% Senior Note due 2053

THIS GLOBAL NOTE IS HELD BY OR ON BEHALF OF THE DEPOSITORY (AS DEFINED IN THE EIGHTEENTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 305 OF THE BASE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE BASE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PUBLIC STORAGE OPERATING COMPANY

5.350% SENIOR NOTE DUE 2053

No. [•]

CUSIP No.: 74460WAH0

ISIN: US74460WAH07

$[•]

Public Storage Operating Company, a Maryland real estate investment trust (herein called the “Issuer,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.]*, or its registered assigns, the principal sum of [•] ($[•]), [or such lesser amount as is set forth in the Schedule of Increases or Decreases In the Global Note on the other side of this Note]*, on August 1, 2053 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, commencing August 1, 2024 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.350%, from the immediately preceding interest payment date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from February 1, 2024 until payment of said principal sum has been made or duly provided for. Unless otherwise provided in or pursuant to the Indenture, at the option of the Issuer, interest on the Notes due and payable on any Interest Payment Date may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America; provided, that the Paying Agent shall have received appropriate wire transfer instructions at least five Business Days prior to the Interest Payment Date. Any such interest which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered as of the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

*	Include only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: __________, _____

PUBLIC STORAGE OPERATING COMPANY as Issuer

By:
Name:
Title:

PUBLIC STORAGE as Guarantor

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-named Indenture.

Dated: __________, _____

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE SIDE OF NOTE

PUBLIC STORAGE OPERATING COMPANY

5.350% SENIOR NOTE DUE 2053

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.350% Senior Notes due 2053 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of September 18, 2017, as supplemented by the Sixteenth Supplemental Indenture, dated as of August 14, 2023 (herein called the “Base Indenture”), among the Issuer, Public Storage, a Maryland real estate investment trust (the “Guarantor”), and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), as further supplemented by the Fifteenth Supplemental Indenture dated as of July 26, 2023 (herein called the “Fifteenth Supplemental Indenture”), and as further supplemented by the Eighteenth Supplemental Indenture dated as of April 16, 2024 (herein called the “Eighteenth Supplemental Indenture,” and together with the Base Indenture and the Fifteenth Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantor and the Trustee, to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 1.4(d) of the Eighteenth Supplemental Indenture and Article Eleven of Base Indenture.

Prior to the Par Call Date, the Issuer shall have the option to redeem the Notes at any time in whole, or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(x) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the Redemption Date, and

(y) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Issuer shall have the option to redeem the Notes at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date. The Issuer shall not redeem the Notes pursuant to Section 1.4(d)(1) or (2) of the Eighteenth Supplemental Indenture on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or annulled on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Notes to be redeemed).

If an Event of Default (other than an Event of Default specified in Section 501(5), 501(6) or 501(7) of the Base Indenture) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 501(5), 501(6) or 501(7) of the Base Indenture occurs, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 902 of the Base Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default with respect to the Notes, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer, the Guarantor and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, Notes may be transferred or may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

Except to the extent expressly provided in Article Sixteen of the Base Indenture, no recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer, the Guarantor or any future Guarantor in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future general partner, limited partner, member, employee, incorporator, controlling person, stockholder, officer, director or agent, as such, of the Issuer, the Guarantor, any future Guarantor or of any of the Issuer’s, the Guarantor’s or any future Guarantor’s predecessors or successors, either directly or through the Issuer, the Guarantor or any future Guarantor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ___________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE *

The following increases or decreases in the principal amount of this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A-9